UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2014

INTERNATIONAL LEASE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-31616	22-3059110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Boulevard, Suite 3400,
 Los Angeles, California 90067
(Address of principal executive offices, including zip code)

(310) 788-1999
(Registrants’ telephone numbers, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On September 24, 2014, AerCap Holdings N.V. (“AerCap”) issued a press release (the “Press Release”) announcing that AerCap Ireland Capital Limited (“AerCap Ireland”) and AerCap Global Aviation Trust (“AerCap Trust” and, together with AerCap Ireland, the “Issuers”), each a wholly-owned subsidiary of AerCap, propose to offer $800 million aggregate principal amount of senior notes, consisting of two tranches of varying tenor (the “Notes”), in a private placement (the “Offering”).  AerCap filed a Current Report on Form 6-K on September 22, 2014 announcing the Offering and attaching the Press Release as Exhibit 99.1 thereto (the “AerCap 6-K”).

As previously disclosed, on May 14, 2014, AerCap U.S. Global Aviation LLC, a wholly owned subsidiary of AerCap, completed the acquisition (the “Acquisition”) of 100 percent of the common stock of International Lease Finance Corporation (“ILFC”).  In connection with the Acquisition, AerCap Trust assumed substantially all of ILFC’s liabilities and AerCap Trust succeeded ILFC as the issuer under certain of ILFC’s indentures.

The information contained in the AerCap 6-K under the heading “Other Events—Senior Notes Offering” and Exhibit 99.1 thereto is incorporated herein by reference.

ILFC is filing this Current Report on Form 8-K to voluntarily provide information with respect to AerCap Trust to holders of AerCap Trust’s debt.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION

	By:	/s/ NAJIM CHELLIOUI
		Name:	Najim Chelliou
		Title:	Treasurer

DATED: September 24, 2014

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